Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
The Spectranetics Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-198980, 333-184113, 333-184112, 333-169456, 333-169455, 333-155282, 333-163507, 333-08489, 333-50464, 333-57015, 333-117074, 333-140022, and 333-145435) on Form S-8 and the registration statements (Nos. 333-196285 and 333-187172) on Form S-3 of The Spectranetics Corporation and subsidiaries (the Company) of our report dated February 27, 2015, with respect to the consolidated balance sheets of the Company as of December 31, 2014 and 2013, and the related consolidated statements of operations and comprehensive income (loss), stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2014, and the related financial statement Schedule II - Valuation and Qualifying Accounts for each of the years in the three-year period ended December 31, 2014, and the effectiveness of internal control over financial reporting as of December 31, 2014, which report appears in the December 31, 2014 annual report on Form 10-K of the Company.
Our combined report dated February 27, 2015, on the effectiveness of internal control over financial reporting as of December 31, 2014 and the consolidated financial statements and related financial statement schedule, contains an explanatory paragraph that states the Company acquired AngioScore, Inc. during 2014. Management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014, AngioScore, Inc.’s internal control over financial reporting associated with total assets of $17.6 million and total revenues of $22.3 million included in the consolidated financial statements of the Company as of and for the year ended December 31, 2014. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of AngioScore, Inc.

/s/ KPMG LLP

Denver, Colorado
February 27, 2015